SECURITIES AND EXCHANGE COMMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): September 4, 2003


                          SCB COMPUTER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its Charter)


             TENNESSEE         00 0-27694                 62-1201561
           (State or other  (Commission File            (IRS Employer
            jurisdiction of     Number)               Identification Number)
            incorporation)

        3800 FOREST HILL-IRENE ROAD, SUITE 100, MEMPHIS, TENNESSEE 38125
         (Address of principal executive offices)                  (Zip Code)


                                 (901) 754-6577
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 4, 2003, SCB Computer Technology, Inc. (the "Company") issued a press release announcing that it had completed its acquisition of National Systems & Research Co. ("NSRC"). In addition, on September 8, 2003, the Company issued a press release announcing that it had completed a syndication for a new $30 million senior credit facility, which replaced their existing $27.5 million credit facility and was used to partially finance the NSRC acquisition.

         Under the Stock Purchase Agreement, (the "Agreement"), dated May 23, 2003, by and among the Company, NSRC, and the shareholders of NSRC, Celestino Archuleta, Marcella E. Archuleta, Walter Claxton, Anthony T. Archuleta, and Maria C. Archuleta (the "Shareholders"), the Company agreed to purchase and the Shareholders agreed to sell 100% of the outstanding common stock of NSRC. On August 29, 2003, (the "Closing Date"), the sale was completed. On the Closing Date, the Company acquired all of the outstanding stock of NSRC from the Shareholders.

         Pursuant to the Agreement, the Company paid cash in the amount of $8,850,000.00 and issued Series I Notes in the amount of $4,400,000.00, Series II Notes in the amount of $700,000.00, and shares of Common Stock ("Stock") of the Company in total value of $1,700,000.00 (The Series I Notes, Series II Notes, and Stock are collectively referred to as the "Securities") to the Shareholders in consideration of the sale of 468,000 shares of common stock, no par value per share, of NSRC (the "Shares"). The purchase price was determined by arms' length negotiation between the parties, taking into account the historical operating results and existing customer relationships of NSRC's business. The Company obtained financing for part of the cash consideration paid pursuant to the Agreement by approximately $6,850,000.00 from a $30 million senior credit facility from Bank of America N.A, First Tennessee National Bank, N.A. and Trustmark National Bank and from approximately $2,000,000.00 obtained from purchased assets of NSR.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a) Financial Statements.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

b) Pro Forma Financial Information

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after the last date that this Report must be filed with the Securities and Exchange Commission.

c) Exhibits.

                           The Exhibits to this Report are listed in the Exhibit
Index as set forth elsewhere herein.































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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 8, 2003

                         SCB COMPUTER TECHNOLOGY, INC.,

                             By:  /s/Michael J. Boling
                                -----------------------------------------
                                      Michael J. Boling,
                                      Executive Vice President and
                                      Chief Financial Officer

























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                                  EXHIBIT INDEX

Exhibit
Number                                   Description of Exhibit


2.1 Stock Purchase Agreement dated as of May 23, 2003, by and among the Company, National Systems & Research Co. ("NSRC"), and Celestino Archuleta, Marcella E. Archuleta, Walter Claxton, Anthony T. Archuleta, and Maria C. Archuleta, who are the shareholders of National Systems & Research Co. Schedules and exhibits have been omitted from this filing. The Company will furnish, as supplementary information, a copy of the omitted material to the Securities and Exchange Commission upon request.


99.1 Press Release of SCB Computer Technology, Inc. dated September 4, 2003 announcing the completion of the Company's acquisition of NSRC.


99.2 Press Release of SCB Computer Technology, Inc. dated September 8, 2003 announcing the completion of a syndication for a $30 million senior credit facility.